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                                                                    Exhibit 4.7

                            TELEFONICA DE ARGENTINA
                          MEMORANDUM OF UNDERSTANDING

In the City of Buenos Aires, on February 15, 2006, in the context of the renegotiation process of utilities contracts established by Laws No. 25,561, 25,790, 25,820, and 25,972, and their supplementary Decree No. 311/03, the RENEGOTIATION AND ANALYSIS OF PUBLIC AGREEMENTS UNIT, as mandated by the National Executive Power, herein represented by its Executive Secretary Dr. D. Jorge Gustavo SIMEONOFF, and TELEFONICA DE ARGENTINA S.A. (hereinafter the LICENSEE), herein represented by Mr. Mario Eduardo Vazquez, in his capacity as Chairman of the Board of Directors, as evidenced in the Corporate Bylaws, the Minutes of the Shareholders' Meeting dated April 28, 2005 wherein corporate authorities were elected and the Minutes of the Board of Directors' Meeting dated April 28, 2005 wherein corporate positions were assigned, herein express that they have agreed on the terms and conditions stated in this MEMORANDUM OF UNDERSTANDING.

Upon completing the procedures established under current regulations, this letter shall be a necessary background document to enter into a PROTOCOL OF RENEGOTIATION of the share TRANSFER CONTRACT, approved under Decree 2,332/90, as provided by Section 9 of Law No. 25,561 and any supplementary and related regulations thereof.

PART ONE
BACKGROUND AND CONSIDERATIONS

Pursuant to Decree No. 2344 of November 8, 1990, the NATIONAL EXECUTIVE POWER has granted SOCIEDAD LICENCIATARIA SUR S.A. a LICENSE to provide BASIC TELEPHONE SERVICES, as provided under the TRANSFER CONTRACT that was executed pursuant to Law No. 23,696, Decree No. 731 of September 12, 1989 and Decree No. 62 of January 5, 1990, approved by Decree No. 2,332 of November 8, 1990.

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By means of Decree No. 1,229/90, the shares owned by SOCIEDAD LICENCIATARIA SUR
S.A. were timely awarded to a consortium whose members were TELEFONICA INTERNACIONAL HOLDING BV, CITICORP AND INVERSORA CATALINAS S.A., currently TELEFONICA DE ARGENTINA S.A.

As a result of the serious crisis that the country went through at the end of 2001, the HONORABLE NATIONAL CONGRESS passed Law No. 25,561, whereby a public social, economic, administrative, financial and exchange market emergency was declared until December 10, 2003, empowering the NATIONAL EXECUTIVE POWER with the authority required to take any steps to help avert the critical emergency situation and setting forth that utilities contracts be renegotiated.

The provisions included in Law No. 25,561 were later ratified and expanded by means of Laws No. 25,790, 25,820, and 25,972, as well as several regulatory and supplementary rules.

Under Section 9 of said Law, the NATIONAL EXECUTIVE POWER was authorized to renegotiate any utilities and public works contracts included in Section 8.

The contract renegotiation process was regulated and implemented at a first institutional stage by Decrees No. 293/02 and No. 370/02, and at a second stage by Decree No. 311/03 and Joint Resolution No. 188/03 and 44/03 issued by the Ministry of Economy and Production and the Ministry of Planning, Public Investment and Services, respectively.

Decree No. 311/03 established that the renegotiation process shall be carried out through the RENEGOTIATION AND ANALYSIS OF PUBLIC AGREEMENTS UNIT ("UNIREN"), presided by the Ministry of Economy and Production and the Ministry of Planning, Public Investment and Services.

UNIREN was entrusted with several missions, including to carry out the renegotiation process of utilities and public works contracts, execute agreements with concessionaire and licensee utility companies ad referendum of the National Executive Power, submit regulatory projects related to potential temporary price adjustments and utilities

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contractual clauses, as well as make recommendations related to utilities and public works contracts and to the operation of the respective services.

Joint Resolution No. 188/03 and 44/03 issued by the Ministry of Economy and Production and the Ministry of Planning, Public Investment and Services has established that UNIREN shall consist of a President's Office and also a Sector-Specific Committee for Utilities Contracts Renegotiation and Analysis and an Executive Secretary of the Unit.

The members of the above mentioned COMMITTEE shall be the Secretaries of State having specific jurisdiction over the sectors related to utilities and/or public works contracts to be renegotiated, and the UNIREN Executive Secretary.

During the renegotiation process involving the TRANSFER CONTRACT, progress was made in connection with the analysis of the LICENSEE's contractual situation and the agenda under discussion, and the parties held several meetings to help them attain a basic understanding as to the contractual renegotiation.

The NATIONAL GOVERNMENT and the Basic Telephony Service LICENSEE companies executed a Memorandum of Understanding on May 20, 2004, wherein some commitments and essential guidelines were set to build the consensus required to further the final renegotiation process.

The NATIONAL COMMUNICATIONS COMMISSION ("CNC"), reporting to the SECRETARIAT OF COMMUNICATIONS of the MINISTRY OF PLANNING, PUBLIC INVESTMENT AND SERVICES, as provided under Section 7 of Decree No. 311/03 and Section 13 of Joint Resolution No. 188/03 and 44/03 of the MINISTRY OF ECONOMY AND PRODUCTION and the MINISTRY OF PLANNING, PUBLIC INVESTMENT AND SERVICES, analyzed the situation and the extent of performance of the TRANSFER CONTRACT.

The UNIREN Executive Secretary has generated the Contract Performance Report required under Section 13 of Joint Resolution No. 188/03 issued by the Ministry of Economy and Production and No. 44/03 issued by the Ministry Planning, Public

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Investment and Services, regulating Section 7 of Decree No. 311/03, in order to submit the status of performance of the TRANSFER CONTRACT, which is the background and basis of the renegotiation process thereof, as provided under Law No. 25,561 and subsequent and supplementary rules.

Both evaluations above mentioned are a comprehensive and thorough analysis of the current status and the degree of performance of obligations by the LICENSEE.

Such renegotiation process shall take into consideration: a) the provisions included in Sections 8, 9, and 10 of Law No. 25,561, Law No. 25,790 and Decree No. 311/03, as well as any regulatory and supplementary rules thereof; b) the provisions included in the TRANSFER CONTRACT; c) the reports issued by the CNC and the UNIREN Executive Secretary above mentioned; and d) the conditions related to the current economic and social situation of the country.

Now that the relevant evaluations are completed, it is necessary and advisable to preserve service accessibility, continuity and quality for any users thereof, and to set forth temporary conditions and recognize those that are permanent and tend to normalize the contractual situation between the NATIONAL GOVERNMENT and the LICENSEE.

Such measures should by no means be considered changes to the monetary incentive system or responsibility for SERVICE management by the LICENSEE, whose core objective is to focus on service provision efficiency and reasonable costs that enable maintenance as well as network growth and development. All of this should be done under conditions that are appropriate for providing the BASIC TELEPHONE SERVICE.

Within the context described hereinabove and without implying any waiver or change to the rights they are entitled to, the PARTIES deemed it necessary to execute this MEMORANDUM OF UNDERSTANDING, within the scope and effects provided under Section 5 hereof.

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For the NATIONAL GOVERNMENT and the LICENSEE to enter into the PROTOCOL OF
RENEGOTIATION, the procedures set forth under Laws No. 25,561 and 25,790 shall be fulfilled and said PROTOCOL FOR RENEGOTIATION shall be "ad referendum" of the NATIONAL EXECUTIVE POWER.

PART TWO
DEFINITIONS

For interpretation purposes, the terms used in this MEMORANDUM OF UNDERSTANDING shall bear the meanings specified below:

PROTOCOL OF RENEGOTIATION: The agreement to be entered into between the NATIONAL GOVERNMENT and the LICENSEE pursuant to the terms and conditions set forth in this MEMORANDUM OF UNDERSTANDING in order to renegotiate the TRANSFER CONTRACT in compliance with the provisions of Laws No. 25,561, No. 25,790, No. 25,792, and No. 25,820, and Decree No. 311/03 and other applicable rules.

ENFORCEMENT AUTHORITY: The SECRETARY OF COMMUNICATIONS ("SECOM"), reporting to the MINISTRY OF PLANNING, PUBLIC INVESTMENT AND SERVICES.

REGULATORY AUTHORITY: The NATIONAL COMMUNICATIONS COMMISSION ("CNC") is a body reporting to the SECRETARY OF COMMUNICATIONS (SECOM, Spanish acronym), which in turn reports to the MINISTRY PLANNING, PUBLIC INVESTMENT AND SERVICES.

MEMORANDUM OF UNDERSTANDING: This document.

TRANSFER CONTRACT: The contract that was approved under Decree No. 2,332/90 and originated in the Bid Specifications approved by Decree No. 62/90.

LICENSE: The license granted to SOCIEDAD LICENCIATARIA SUR S.A. to provide the BASIC TELEPHONE SERVICE in Decree No. 2,344 of November 8, 1990.

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LICENSEE: TELEFONICA DE ARGENTINA S.A.

SERVICE GOALS: BASIC TELEPHONE SERVICE goals established under Decree No. 62/90 and the General BASIC TELEPHONE SERVICE Quality Regulations, approved by SECOM Resolution No. 25,839/96.

LONG-TERM GOALS: Those established for the long term under Decree No. 62/90 and the General Basic Telephony Service Quality Regulations, approved in SECOM Resolution No. 25,839/96.

PARTIES: The NATIONAL GOVERNMENT and the LICENSEE.

SERVICE or BASIC TELEPHONE SERVICE: The Basic Telephone Service provided by TELEFONICA DE ARGENTINA S.A. under its LICENSE terms.

UNIREN: RENEGOTIATION AND ANALYSIS OF PUBLIC AGREEMENTS UNIT created by Decree No. 311/03, representing the NATIONAL GOVERNMENT for the purposes of this MEMORANDUM OF UNDERSTANDING.

PART THREE

1. CONTRACTUAL SITUATION

1.1. The CNC and the UNIREN Executive Secretary have conducted, as provided under current laws, an analysis of the current status and the degree of performance by the LICENSEE of its obligations under the Transfer Contract and the regulations in force. Said analysis concluded that, until the date of this MEMORANDUM OF UNDERSTANDING, the performance of obligations by the LICENSEE was acceptable and only the following was observed: a) specific operational irregularities, which were subject to the appropriate penalty processes, and b) issues related to the specific development of operations referred to under bullet 1.2.

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1.2. For the purposes of regularizing any claims or requests submitted by the
     LICENSEE related to specific development issues of any operations included in the usual and ordinary license development and all administrative procedures which are in process and have been initiated by the REGULATORY AUTHORITY and/or ENFORCEMENT AUTHORITY, the resolution of which is pending when this MEMORANDUM OF UNDERSTANDING is executed and whose nature or decision is not directly related to economic emergency topics or issues, the parties hereby agree to set the latest date for discussion and resolution thereof within the scope of the ENFORCEMENT AUTHORITY at June 30, 2006.

2. INVESTMENTS. TECHNOLOGICAL RESEARCH AND DEVELOPMENT.

2.1. The LICENSEE shall continue investing in the development and technological update of its network.

2.2. The LICENSEE undertakes to promote: i) research and development related to new services; ii) steps intended to reduce the digital divide and foster information society development; iii) upgrade and technology transfer programs, as well as the development of national companies.

2.3. To develop its planned investments mentioned in 2.1. above, the LICENSEE shall abide by the provisions of the Argentine Purchasing Regime established by Law No. 25,551, as appropriate.

3. SERVICE AND LONG-TERM GOALS.

3.1. The LICENSEE undertakes to continue to provide SERVICE, performing any and all quality obligations arising from current laws.

3.2. By December 31, 2010, the LICENSEE shall meet the LONG-TERM GOALS set forth under Decree No. 62/90 and the General BASIC TELEPHONE SERVICE Quality Regulations, approved by SECOM Resolution No. 25,839/96.

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3.3. From 2006 to the date mentioned in paragraph 3.2. above, the LICENSEE shall meet its SERVICE GOALS, pursuant to the detailed list included in Exhibit 1 hereof.

3.4. The LICENSEE shall report to the CNC, on a yearly basis, the extent of performance of SERVICE GOALS, as required under the General Service Quality Regulations mentioned hereinabove, and, within the necessary advance notice, any eventual adjustment requirements for well-founded reasons.

3.5. The CNC shall assess, on a yearly basis, the overall performance of the new SERVICE GOALS established herein, pursuant to current laws.

4. REGULATORY FRAMEWORK

4.1. The PARTIES undertake to abide by and maintain the legal terms and conditions established under the TRANSFER CONTRACT and current laws to this date.

4.2. The NATIONAL EXECUTIVE POWER states that, in order to ensure the predictability required in the telecommunications sector and taking into account the background and telecommunications expertise of companies in this sector, it undertakes to make an effort to consolidate an appropriate and homogeneous REGULATORY FRAMEWORK that supplements and reinforces the regulations applicable to the sector, based on the legal and technical aspects that are the pillars of this industry.

4.3. In this sense, the NATIONAL EXECUTIVE POWER undertakes to make an effort to create a stable legal framework in the future to help regulate the sector activities. For such purpose, it shall submit a bill to the LEGISLATIVE BRANCH, which shall include at least the following contents:

1. Ensuring stability and enforceability of the sector regulatory framework.

2. Preserving and ensure legal stability to foster service development.

3. Consolidating public welfare in the country.

4. Ensuring proper service provision.

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5. Ensuring effective protection of user and consumer rights.

6. Encouraging private sector involvement in telecommunications.

7. Promoting a sustainable evolution of technological development in the sector, providing for both wired and wireless connectivity.

8. Developing the national telecommunications industry.

9. Promoting job creation.

10. Encouraging investment undertakings to ensure sustainable development of telecommunications infrastructure abiding by the principle of technological freedom.

11. Setting forth equal treatment for all providers.

5. SUSPENSION AND DISMISSAL OF ACTIONS BY THE LICENSEE AND ITS SHAREHOLDERS. CONTRACTUAL BREACH EVENTS. EFFECTS.

5.1. SUSPENSION OF ACTIONS

5.1.1. Within THIRTY (30) days after the Public Hearing called by the UNIREN to discuss this MEMORANDUM OF UNDERSTANDING, the LICENSEE and its shareholders shall suspend for TWO HUNDRED AND TEN (210) business days any and all claims, administrative proceedings or complaints filed or in process, before administrative or arbitral bodies or courts of law in our country or abroad, which are grounded on or related to events occurring or measures taken as a result of the emergency situation declared under Law No. 25,561, regarding the TRANSFER CONTRACT and the LICENSE.

       The suspension shall include any issues related to claim procedures, as well as any issues raised in connection with substantial aspects.

5.1.2. To this effect and within the term set in paragraph 5.1.1, the LICENSEE shall submit any documents, duly certified and notarized as true and valid, providing evidence of the express suspension of actions under the terms established in the preceding item.

5.1.3. The LICENSEE undertakes to obtain and submit similar suspension documents from the shareholders representing at least NINETY EIGHT PERCENT (98%) of the capital stock.

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5.1.4. Failure to submit the documents evidencing the suspension of actions by the LICENSEE or its shareholders will prevent the NATIONAL EXECUTIVE POWER from executing the MEMORANDUM OF AGREEMENT until correction thereof.

5.1.5. Together with the suspension of actions, the LICENSEE and the shareholders representing at least NINETY EIGHT PERCENT (98%) of the capital stock shall submit a document undertaking to refrain from filing claims, administrative proceedings or complaints, before administrative or arbitral bodies or courts of law in our country or abroad, which are grounded on or related to events occurring or measures taken as a result of the emergency situation declared under Law No. 25,561, regarding the TRANSFER CONTRACT and the LICENSE while the suspension agreed upon is effective.

5.2. WAIVER OF RIGHTS AND DISMISSAL OF ACTIONS

5.2.1. Within THIRTY (30) days after the NATIONAL EXECUTIVE POWER ratifies the MEMORANDUM OF AGREEMENT, the LICENSEE and the shareholders representing at least NINETY EIGHT PERCENT (98%) of the capital stock, should fully and expressly waive every right they may eventually invoke, and abandon all actions filed or in process, grounded on or related to events occurring or measures taken as a result of the emergency situation declared under Law No. 25,561, regarding the TRANSFER CONTRACT and the LICENSE.

       Such waiver or abandonment shall include any rights and actions which may be invoked or filed before administrative or arbitral bodies or courts of law, in our country or abroad. Any expenses, court costs and attorney's fees resulting from the provisions of items 5.1. and 5.2. shall be borne by each PARTY, to the extent applicable to each of them.

       Under no circumstance may the waivers provided herein be construed as waivers by the LICENSEE to any rights it may be entitled to for circumstances that differ from those provided for under this clause and that may occur in the future.

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5.2.2. To this effect, the LICENSEE shall furnish any documents, duly certified and notarized as true and valid, providing full and express evidence of its waiver of the right and the abandonment of any actions as established under the preceding paragraph.

5.2.3. The LICENSEE undertakes to obtain and submit similar instruments for the waiver of rights and abandonment of actions by the shareholders representing at least NINETY EIGHT PERCENT (98%) of the capital stock.

5.2.4. In the event that the term set in item 5.2.1. ends and the waiver and abandonment documents from the LICENSEE and the shareholders representing at least NINETY EIGHT PERCENT (98%) of the capital stock fail to be furnished, the NATIONAL GOVERNMENT may suspend the enforcement of the MEMORANDUM OF AGREEMENT. In such event, the NATIONAL GOVERNMENT shall provide notice to the LICENSEE demanding to furnish the waiver or abandonment documents agreed upon within FIFTEEN
       (15) additional days.

5.2.5. Upon expiration of the warning notice term and if the LICENSEE or its shareholders fail to furnish the waiver or abandonment documents agreed upon, the NATIONAL GOVERNMENT may give notice of termination of the MEMORANDUM OF AGREEMENT for cause attributable to the LICENSEE and proceed to revoke or declare the LICENSE expired for breach by the LICENSEE and/or its shareholders. In such event, the Current Regulatory Framework shall apply.

5.2.6. In the event that, even if the suspension and waiver or abandonment documents provided for in the preceding paragraphs were submitted, any proceeding, claim, petition or complaint were filed by the LICENSEE or its shareholders before administrative or arbitral bodies or courts of law in our country or abroad, grounded on or related to events occurring or measures taken as a result of the emergency situation declared under Law No. 25,561 regarding the TRANSFER CONTRACT, the NATIONAL GOVERNMENT shall require that the claim

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       filed be immediately withdrawn or that such action be abandoned within
       FIFTEEN (15) days.

5.2.7. In the event that said term elapses and the claim fails to be withdrawn or the action filed fails to be abandoned, the NATIONAL GOVERNMENT may give notice of termination of the MEMORANDUM OF AGREEMENT for cause attributable to the LICENSEE and proceed to revoke or declare the LICENSE expired pursuant to the Current Regulatory Framework.

6. EQUAL TREATMENT

In the context of the contract renegotiation process, currently framed by the Laws No. 25,561, No. 25,790, No. 25,820 and No. 25,972, and Decree No. 311/03,
the NATIONAL GOVERNMENT undertakes to treat the LICENSEE in a way that is reasonably similar and equal to the treatment given to other telecommunications companies involved in said process.

7. INCOMING INTERNATIONAL CALLS AT THE LOCAL AREA

For the purposes of matching up the termination value of incoming international calls with international standards and improving the balance of foreign currency flowing into the country as a result of the use of international telecommunications services, the application of a correction factor is hereby approved in the way and to the extent specified in Exhibit II included herein.

8. TIME BAND INTEGRATION

After the MEMORANDUM OF UNDERSTANDING FOR RENEGOTIATION becomes effective, the time band for reduced rate time for local and domestic and international long distance calls shall become integrated. As a result of such integration, the reduced rate time band for the abovementioned call categories shall be Mondays through Fridays from 10:00 PM to 8:00 AM, Saturdays from 12:00 AM to 8:00 AM and from 1:00 PM until midnight, and Sundays and national holidays 24 hours a day (Exhibit III).

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9. MEMORANDUM OF UNDERSTANDING FOR RENEGOTIATION

9.1. The condition precedent for the execution of the PROTOCOL OF RENEGOTIATION is to comply with the procedures and stages provided for by Law No. 25,790, Decree No. 311/03, and Joint Resolution No. 188/2003 and 44/2003 issued by the Ministry of Economy and Production and the Ministry Planning, Public Investment and Services.

9.2. For such purpose, this MEMORANDUM OF UNDERSTANDING shall be subject to a PUBLIC HEARING procedure in order to encourage involvement by users and the Community at large, taking into account that the terms and conditions hereof are the consensus basis to further the execution of the PROTOCOL OF RENEGOTIATION.

9.3. The conditions required for the PROTOCOL OF RENEGOTIATION to become effective are as follows:

9.3.1. Compliance with the procedures provided under Law No. 25,790, Decree
No. 311/03 and Joint Resolution No. 188/2003 and 44/2003 issued by the Ministry of Economy and Production and the Ministry Planning, Public Investment and Services.

9.3.2. Submission of the instruments, duly certified and notarized, as provided under paragraph 5.1. hereof regarding suspensions and commitments of any actions filed by the LICENSEE and its shareholders.

9.3.3. Submission of the Minutes of the LICENSEE's Shareholders' Meeting whereby the execution of the PROTOCOL OF RENEGOTIATION is approved and authorized.

9.4. Upon full compliance with such requirements, the conditions to promote the issue of a Decree by the National Executive Power NATIONAL EXECUTIVE POWERratifying the PROTOCOL OF RENEGOTIATION shall be met and the provisions therein shall become effective.

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In witness whereof, three (3) copies are signed, each of which shall be deemed an original but all of which together shall constitute one and the same document, in the place and on the date stated in the heading.


    /s/ Mario Eduardo Vazquez               /s/ Jorge G. Simeonoff
------------------------------------  -----------------------------------
      Mario Eduardo Vazquez                   Jorge G. Simeonoff
             Chairman                        Executive Secretary
                                             Utilities Contracts
                                       Renegotiation and Analysis Unit

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